POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned

hereby constitutes and appoints W. Richard Roth and Suzy Papazian, and each
of them, his true and lawful attorney-in-fact to:
(a)	execute for
and on
behalf of the undersigned, in the undersigned's capacity as an officer,
director, and/or 10% stockholder of SJW Corp. (the "Company"), any and all
Form 3, 4, and 5 reports in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;
(b)	do
and perform any and
all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 report and timely file such form with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

(c)	take any
other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each
such attorney-in-fact full power
and authority to do and perform any and
every act and thing whatsoever
requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.
This Power of
Attorney
shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4, and 5 reports with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the
undersigned has
caused this Power of Attorney to be executed as of this 28 day of April,
2005.

/s/Charles J. Toeniskoetter
Signature


Charles J.
Toeniskoetter
Print Name